Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of xG Technology Inc of our report dated December 1, 2016 relating to the financial statements of Vislink PLC, which appears in xG Technology Inc's Current Report on Form 8-K dated February 6, 2017. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Bristol, United Kingdom

February 8, 2017